UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2025

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices) (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, no par value per share	WINA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

(a-b) At the Annual Shareholders meeting held on April 23, 2025, Winmark Corporation (the “Company”) submitted to vote of security-holders the following matters that received the indicated votes:

1.	Set the number of members of the Board of Directors at seven:

FOR:	3,213,603
AGAINST:	4,585
ABSTAIN:	669
BROKER NON-VOTE:	0

2.	Election of Directors:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
Brett D. Heffes	3,036,160	50,403	132,294
Lawrence A. Barbetta	3,043,817	42,746	132,294
Amy C. Becker	3,024,517	62,046	132,294
Jenele C. Grassle	3,005,556	81,007	132,294
Philip I. Smith	3,072,190	14,373	132,294
Gina D. Sprenger	3,020,074	66,489	132,294
Percy C. Tomlinson, Jr.	3,072,116	14,447	132,294

3.	Advisory vote to approve executive compensation:

FOR:	2,925,625
AGAINST:	159,750
ABSTAIN:	1,188
BROKER NON-VOTE:	132,294

4.	Advisory vote on the frequency of advisory votes on executive compensation:

ONE YEAR:	2,841,112
TWO YEARS:	31,578
THREE YEARS:	213,457
ABSTAIN:	416
BROKER NON-VOTE:	132,294

5.	Ratify the appointment of Grant Thornton, LLP as independent registered public accounting firm for the 2025 fiscal year:

FOR:	3,196,007
AGAINST:	21,863
ABSTAIN:	987
BROKER NON-VOTE:	0

(d) On April 23, 2025, following the Company’s Annual Shareholders meeting, the Board of Directors adopted a resolution providing that an advisory vote on executive compensation would be held every year until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

co
WINMARK CORPORATION

Date: April 23, 2025	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer